EXHIBIT 4.4

                                 FIRST AMENDMENT
                                       to
                                CREDIT AGREEMENT

                                  by and among

                WHITTIER ENERGY COMPANY, WHITTIER OPERATING, INC.
                                       and
                                  COMPASS BANK



     This First Amendment ("First Amendment") to that certain Credit Agreement dated July 17, 2002 by and among WHITTIER ENERGY COMPANY, a Nevada corporation ("Whittier Energy"), and WHITTIER OPERATING, INC., a Texas corporation ("Whittier Operating") (collectively, the "Borrower") and COMPASS BANK, an Alabama state chartered bank (the "Bank"), is entered into on this 10th day of March 2003.

                              W I T N E S S E T H:

     Whereas, Borrower and Bank entered into that certain Credit Agreement dated July 17, 2002 (the "Credit Agreement").

     Whereas, Borrower has requested that Bank amend the Credit Agreement and Bank has agreed to such amendments subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

     I. Specific Amendments to Credit Agreement.

     Article I of the Credit Agreement is hereby amended by adding the following definitions thereto:

          "Eagle Letter Agreement" means that certain Letter Agreement between Eagle Energy Development Company, a Texas corporation, and Whittier Operating dated February 13, 2003, which evidences, among other things, Eagle Energy Development Company's agreement to assign the Borrowing Base Properties, described on Supplemental. Schedule 1.01(a) attached to the First Amendment, to Whittier Operating.

          "First Amendment" means the First Amendment to this Agreement executed by Borrower and Bank on March 10, 2003.

          "Newfield Purchase and Sale Agreement" means that certain Purchase and Sale Agreement by and between Newfield Exploration Company, as Seller, and Eagle Energy Development Company, as Buyer, dated effective September 1, 2002.

     Article I of the Credit Agreement is hereby further amended by revising the following definition in its entirety to read as follows:

          "Borrowing Base Properties" means those Oil and Gas Properties of Borrower that will, with execution of the Loan Documents, be subject to liens created by certain of the Security Instruments to secure the Obligations, which initial Borrowing Base Properties are described in
     Schedule 1.01(a) attached hereto and made a part hereof, as amended or supplemented from time to time, and such Borrowing Base Properties to include those Oil and Gas Properties described in Part Two of such Schedule 1.01(a) upon the satisfaction of the conditions precedent under Section
     3.17 hereof.

     The following sections of the Credit Agreement are hereby amended by replacing the term "Whittier Energy" each time it appears therein with the term "Borrower":

        Section 3.13;
        Section 3.16;
        Section 4.04;
        Section 4.06; and
        Section 4.09.

     Schedule 1.01(a) to the Credit Agreement is hereby amended by adding thereto the Borrowing Base Properties described on Supplemental Schedule 1.01(a) attached hereto.

     Schedule 4.09 to the Credit Agreement is hereby amended by adding thereto the purchasers of production listed on Supplemental Schedule 4.09 attached hereto.

     Schedule 4.11 to the Credit Agreement is hereby amended by adding thereto those certain litigation matters listed on Supplemental Schedule 4.11 attached hereto.

     II. Conditions Precedent in Connection with the First Amendment. The obligation of Bank to enter into the First Amendment is subject to satisfaction of the following conditions precedent:

          (a) Receipt of First Amendment and Compliance Certificate. Bank shall have received multiple counterparts of the First Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for each Borrower.

          (b) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects on the date of the First Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing.

          (c) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the transactions contemplated by the First Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

          (d) No Material Adverse Change. No material adverse change shall have occurred since the date of the Credit Agreement in the condition, financial or otherwise, of Borrower.

          (e) Acquisition Agreements. Bank shall be satisfied in its sole discretion that the transactions evidenced by the Newfield Purchase and Sale Agreement and the Eagle Letter Agreement have been irrevocably closed and Whittier Operating has been assigned the interests in those certain Borrowing Base Properties described on Supplemental Schedule 1.01(a) attached to this First Amendment.

     III. Reaffirmation of Representations and Warranties. To induce Bank to enter into this First Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

          A. The execution and delivery of this First Amendment and the performance by Borrower of its obligations under this First Amendment are within Borrower's Corporate Power, have been duly authorized by all necessary Corporate Action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Governing Documentation of Borrower or of any agreement binding upon Borrower.

          B. The Credit Agreement as amended by this First Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

          C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

     IV. Defined Terms. Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings in this First Amendment.

     V. Reaffirmation of Credit Agreement. This First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     VI. Entire Agreement. The Credit Agreement, as hereby amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Credit Agreement as hereby amended and the other documents previously executed or executed of even date herewith.

     VII. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This First Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this First Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

     VIII. Severability. Whenever possible each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

     IX. Execution in Counterparts. Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

     X. Section Captions. Section captions used in this First Amendment are for convenience of reference only, and shall not affect the construction of this First Amendment.

     XI. Successors and Assigns. This First Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

     XII. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Credit Agreement as hereby amended or any other Loan Document or the transactions contemplated hereby.

     XIII. Notice. THIS FIRST AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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


     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be effective as of the day and year above written.



                                            BORROWER:
                                            ---------

                                            WHITTIER OPERATING, INC.,
                                            a Texas corporation


                                            By:________________________________
                                            Bryce W. Rhodes
                                            Vice President


                                            WHITTIER ENERGY COMPANY,
                                            A Nevada corporation


                                            By:________________________________
                                            Bryce W. Rhodes
                                            Vice President


                                            BANK:
                                            -----

                                            COMPASS BANK


                                            By:________________________________
                                            Kathleen J. Bowen
                                            Vice President

                          Supplemental Schedule 1.01(a)
                          -----------------------------

                            Borrowing Base Properties
                            -------------------------

                             [See pages to follow.]
            [Any reference to Exhibit A shall be deemed to reference
                         Supplemental Schedule 1.01(a).]

                           Supplemental Schedule 4.09
                           --------------------------

                            Purchasers of Production
                            ------------------------


ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079-1175

                           Supplemental Schedule 4.11
                           --------------------------

                                   Litigation
                                   ----------


1. Keith Vienne, et al. v. Conoco, Inc., et al., No. 74,427, 15th Judicial District Court, Parish of Acadia, State of Louisiana.

2. Larry Mouton, et al. v. Conoco, Inc., et al., No. 75,038, 15th Judicial District Court, Parish of Acadia, State of Louisiana.